EXHIBIT 99.1

TEGAL CORPORATION REPORTS
SECOND QUARTER FISCAL 2009 FINANCIAL RESULTS

Petaluma, Calif., November 13, 2008 — Tegal Corporation (Nasdaq:TGAL), a leading designer and manufacturer of plasma etch and deposition systems used in the production of integrated circuits and nanotechnology devices, today announced financial results for the Second Quarter Fiscal Year 2009, which ended September 30, 2008.  Senior management will conduct an investor conference call to discuss these results and the company’s financial outlook in more detail today at 2pm Pacific Time, Thursday, November 13, 2008.  More information about the conference call is provided below.

Second Quarter Highlights

• Due to general economic weakness and a slowdown in capital expenditures, revenue declined to $2.0 million with a GAAP net loss of $2.5 million.

• Late in the quarter, the Company signed and closed its agreement with Alcatel Micro Machining Systems (AMMS) and Alcatel-Lucent to acquire their Deep Reactive Ion Etch (DRIE) and Plasma Enhanced Chemical Vapor Deposition (PECVD) products, and the related intellectual property.

• Backlog increased during and subsequent to the end of the quarter and included new orders for its recently acquired DRIE systems.

• The Company initiated a 10% reduction in its workforce and other measures to reduce spending during the coming quarter.

Financial Results

Revenues for the second quarter of fiscal 2009 were $2.0 million, a decrease of 81% from $10.8 million in the same period last year.  Tegal reported a net loss of ($2.5) million, or ($0.34) per share, for the quarter, compared to net income of $0.7 million, or $0.10 per share in the same period last year, and a net loss of ($0.8) million, or ($0.11) per share in the prior quarter.

Gross profits for the second quarter of fiscal 2009 were 50.8% compared to 39.3% in the same period last year, and up from 49.2% in the prior quarter.

Operating loss for the second quarter was ($2.4) million, including approximately $0.5 million of non-cash charges.  Operating income in the same period last year was $0.5 million.  That period’s operating expenses included $0.6 million of non-cash charges.  The operating loss for Q1 of this fiscal year was ($1.0) million, which included $0.5 million of non-cash charges.

Backlog at the end of the quarter was $1.1 million, and is currently $3.3 million.

Cash at the end of the fiscal second quarter of 2009 was $14.0 million, a $4.2 million decrease from the end of the June quarter.  Over the same three month period, inventories increased by $2.6 million to $13.7 million, related primarily to the acquisition.

Under the terms of the Asset Purchase Agreement with AMMS and Alcatel Lucent, dated September 2, 2008, Tegal paid $1,000,000 in cash and issued 1,044,386 shares of Tegal common stock at a value of $3.83 per share.

As of September 30, 2008, the Company’s total shares outstanding were 8,321,496.

“During the final month of the quarter we signed and closed our acquisition of the DRIE and LTPECVD products from Alcatel, and we are pleased with our progress to date on integrating the acquisition,” said Thomas Mika, President and CEO of Tegal Corporation.  “We recently announced two system orders for both cluster and stand-alone versions of the DRIE systems, one of which has already been installed at our customer.   These orders and a promising pipeline strengthen our belief in the long-term prospects for this business and we will pursue this opportunity aggressively.  During the quarter, we took measures to reduce our workforce and other expenses, while preserving our ability to properly transition and support our key growth opportunities.  In the current tougher economic environment, we believe these steps, along with all of the profitability initiatives we have made in recent years, will help position the Company to weather the storm and emerge as a stronger company.  We believe that so long as the business environment does not significantly worsen, we can improve our results measurably on a sequential basis and we look forward to an improved financial forecast in the coming quarters.”

Investor Conference Call
Tegal Corporation will discuss these results and further details of its second quarter of fiscal 2009 during a conference call today, November 13, 2008, at 5:00 p.m. EST / 2:00 p.m. PST.  The call is open to all interested investors.  The call-in numbers are (866) 510-0711 or (617) 597-5379.  For either dial-in number, Investors should reference passcode: 90211158.  A digital recording will be made available two hours after the completion of the conference call, and it will be accessible through midnight on Thursday, November 20, 2008. To access, investors should dial (888) 286-8010 or (617) 801-6888 and enter passcode: 50476559.   The conference call also will be available online via the Investor Section of the Company’s website at: www.tegal.com.  An online replay of the teleconference, along with a copy of the Company’s earnings release, will also be available on the Company’s website.

Safe Harbor Statement
Except for historical information, matters discussed in this news release contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Forward-looking statements, which are based on assumptions and describe our future plans, strategies and expectations, are generally identifiable by the use of the words "anticipate," "believe," "estimate," "expect," "intend," "project" or similar expressions.  These forward-looking statements are subject to risks, uncertainties and assumptions about the Company including, but not limited to industry conditions, economic conditions, acceptance of new technologies and market acceptance of the Company's products and services.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph.  For a further discussion of these risks and uncertainties, please refer to the Company's periodic filings with the Securities and Exchange Commission.

About Tegal
Tegal provides process and equipment solutions to leading edge suppliers of advanced semiconductor and nanotechnology devices.   Incorporating unique, patented etch and deposition technologies, Tegal’s system solutions are backed by over 35 years of advanced development and over 100 patents.  Some examples of devices enabled by Tegal technology are energy efficient memories found in portable computers, cellphones, PDAs and RFID applications; megapixel imaging chips used in digital and cellphone cameras; power amplifiers for portable handsets and wireless networking gear; and MEMS devices like accelerometers for automotive airbags, microfluidic control devices for ink jet printers; and laboratory-on-a-chip medical test kits.

More information is available on the Internet at: www.tegal.com.

Contact:

Tegal Corporation
Christine Hergenrother (VP and CFO), 707/763-5600
or
The Blueshirt Group
Chris Danne, 415/217-7722

Tegal Q2 2009 Earnings Release

TEGAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share data)

	September, 30	March 31,
	2008	2008

ASSETS
Current assets:
Cash and cash equivalents	$14,017	$19,271
Accounts receivable, net of allowances for sales returns and doubtful accounts of $213 and $191 at September 30, 2008 and March 31, 2008, respectively	4,609	6,758
Inventories, net	13,690	11,056
Prepaid expenses and other current assets	659	788
Total current assets	32,975	37,873
Property and equipment, net	1,210	1,213
Intangible assets, net	3,856	903
Other assets	75	90
Total assets	$38,116	$40,079
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and bank lines of credit	$6	$14
Accounts payable	602	1,469
Accrued product warranty	947	1,770
Deferred revenue	260	252
Accrued expenses and other current liabilities	1,966	3,644
Total current liabilities	3,781	7,149
Total liabilities	3,781	7,149
Commitments and contingencies (Note 7)
Stockholders’ equity:
Preferred stock; $0.01 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 50,000,000 shares authorized; 8,321,496 and 7,242,736 shares issued and outstanding at September 30, 2008 and March 31, 2008, respectively	83	72
Additional paid-in capital	128,217	123,567
Accumulated other comprehensive income (loss)	(412)	(446)
Accumulated deficit	(93,553)	(90,263)
Total stockholders’ equity	34,335	32,930
Total liabilities and stockholders’ equity	$38,116	$40,079

Tegal Q2 2009 Earnings Release

TEGAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30		Six Months Ended September 30
	2008	2007	2008	2007

Revenue	$2,010	$10,800	$6,739	$15,398
Cost of sales	989	6,560	3,391	9,537
Gross profit	1,021	4,240	3,348	5,861
Operating expenses:
Research and development expenses	1,145	1,057	2,281	1,835
Sales and marketing expenses	839	1,279	1,682	2,285
General and administrative expenses	1,471	1,448	2,801	2,651
Total operating expenses	3,455	3,784	6,764	6,771
Operating income (loss)	(2,434)	456	(3,415)	(910)
Other income (expense), net	(65)	237	125	964
Net income (loss)	$(2,499)	$693	$(3,290)	$54
Net income (loss) per share:
Basic	$(0.34)	$0.10	$(0.45)	$0.01
Diluted	$(0.34)	$0.10	$(0.45)	$0.01
Shares used in per share computation:
Basic	7,339	7,119	7,338	7,111
Diluted	7,339	7,276	7,338	7,217

Note: Shares used in per share computation for Basic and Diluted reflect a 12 to 1 reverse stock split effected by the Company on July 25, 2006